CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the headings “Other Service Providers-Legal Counsel” in the Prospectuses and “Accounting and Legal Service Providers-Legal Counsel” in the Statements of Additional Information, each comprising a part of Post-Effective Amendment No. 5 to the Form N-1A Registration Statement of Texas Capital Funds Trust, File No. 333-271134. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York

April 29, 2024